EXHIBIT 10.7

            NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                            FOR RICHARD P. MCSTRAVICK

                      NON-QUALIFIED SUPPLEMENTAL EXECUTIVE
                              RETIREMENT AGREEMENT

                              SOUND FEDERAL SAVINGS
                             WHITE PLAINS, NEW YORK

            NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      This Non-qualified Supplemental Executive Retirement Agreement (the "Agreement"), effective as of the 1st day of January, 2004, formalizes the agreements by and between SOUND FEDERAL SAVINGS (the "Bank"), a federally chartered stock bank, and certain key employees, hereinafter referred to as "Executive(s)", who shall be selected and approved by the Bank to participate in this Agreement by execution of a Non-qualified Supplemental Executive Retirement Joinder Agreement ("Joinder Agreement") in a form provided by the Bank. SOUND FEDERAL BANCORP, INC. (the "Holding Company") is a party to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder.

                              W I T N E S S E T H:

      WHEREAS, the Executives are employed by the Bank; and

      WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage their continued employment and to provide them with additional incentive to achieve corporate objectives; and

      WHEREAS, the Bank wishes to provide the terms and conditions upon which the Bank shall pay additional retirement benefits to the Executives; and

      WHEREAS, the Bank intends this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for its Executives, members of a select group of management or highly compensated employees of the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

      WHEREAS,  the Bank has adopted this Non-qualified  Supplemental  Executive
Retirement   Agreement  which  controls  all  issues  relating  to  Supplemental
Retirement Benefits as described herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I
                                   DEFINITIONS

      When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP).

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3   "Administrator" means the Bank and/or its Board.

1.4   "Bank" means Sound Federal Savings and any successor thereto or the Board.

1.5 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary by the Executive to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Executive will be deemed the Beneficiary.

1.7 "Benefit Eligibility Date" shall be the later of (1) the 1st day of the month following the month in which the Executive attains the Normal Retirement Age, or (ii) the 1st day of the month following the month in which the Executive actually retires.

1.8 "Board" shall mean the Board of Directors of the Bank, unless specifically noted otherwise.

1.9 "Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

1.10 "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
      Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Association's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction in which the Association or Company is not the surviving corporation occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current Board of Directors of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the common stock of the Company are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

1.11 "Children" means the Executive's children, or the issue of any deceased Children, then living at the time payments are due the Children under this Agreement. The term "Children" shall include both natural and adopted Children.

1.12  "Code" means the Internal Revenue Code of 1986, as amended.

1.13 "Disability Benefit" means the monthly benefit payable to the Executive following a determination, in accordance with Subsection 3.6, that he is no longer able, properly and satisfactorily, to perform his duties at the Bank. The Disability Benefit shall be equal to the Accrued Benefit, annuitized using the Interest Factor and paid over the Payout Period.

1.14  "Effective Date" of this Agreement shall be January 1, 2004.

1.15  "Estate" means the estate of the Executive.

1.16 "Executive" means the executive officer who is designated by the Board to participate in the Plan.

1.17  "Holding Company" means Sound Federal Bancorp, Inc.

1.18 "Interest Factor" unless specifically designated otherwise in this Subsection or in another place in this Agreement, means annual compounding or discounting, as applicable, at six percent (6%). For purposes of determining the present value of the amount necessary to contribute to a rabbi trust to fund the Executive's benefit in the event of a Change in Control, the Interest Factor shall mean 120% of the semiannual applicable federal rate (AFR) as determined under Code section 1274(d).

1.19 "Normal Retirement Age" shall be the birthday on which the Executive attains the age set forth in such Executive's NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT JOINDER AGREEMENT.

1.20 "Payout Period" means the time frame during which benefits payable hereunder shall be distributed. Payments generally shall be made in monthly installments commencing within thirty (30) days following the occurrence of the event which triggers distribution and shall continue for the longer of One Hundred Eighty (180) months or the Executive's lifetime. In certain cases set forth herein, an Executive's (or Beneficiary's) benefit shall be paid in a single lump payment.

1.20  "Plan Year" shall mean the calendar year.

1.21 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death, provided, however, that the term "Spouse" shall not refer to an individual to whom the Executive is legally married at the time of death if the Executive and such individual have entered into a formal separation agreement (provided that such separation agreement does not provide otherwise or state that such individual is entitled to a portion of the benefit hereunder) or initiated divorce proceedings.

1.22 "Supplemental Retirement Benefit" means an annual amount (before taking into account federal and state income taxes), payable to the Executive in monthly installments throughout the Payout Period, equal to the amount designated in the Joinder Agreement. The Supplemental Retirement Benefit shall be calculated annually, based on certain actuarial assumptions, as the difference between (i) the benefit the Executive would be entitled to receive upon retirement at his Normal Retirement Age under the Bank's tax-qualified defined benefit pension plan and employee stock ownership plan without giving consideration to the limitations imposed under Code Sections 401(a)(17) and 415 (the "Applicable Limitations") on such benefits and contributions and (ii) the amount that the Executive is actually entitled to receive at such time as the result of the Applicable Limitations.

1.23 "Survivor's Benefit" means an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Executive's Joinder Agreement.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

      The Bank may establish a rabbi trust into which the Bank may contribute assets which shall be held, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executives and their Beneficiaries in such manner and at such times as specified in this Agreement. The Bank may make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which may be established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. In the event of a Change in Control or imminent Change in Control, the Bank shall establish a rabbi trust (if none has been previously established hereunder) and shall transfer to the rabbi trust prior to such Change in Control, the present value of an amount sufficient to fully fund the Supplemental Retirement Benefit for each Executive covered by this Agreement.

                                   SECTION III
                                    BENEFITS

3.1 Retirement Benefit. If the Executive is in service with the Bank until reaching his Normal Retirement Age, the Executive shall be entitled to the Supplemental Retirement Benefit. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in monthly installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Normal Retirement Age, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.2 Death Prior to Normal Retirement Age. If the Executive dies prior to attaining his Normal Retirement Age but while employed at the Bank, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. The
      Survivor's Benefit shall commence within thirty (30) days of the Executive's death and shall be payable in monthly installments throughout the Payout Period.

3.3 Involuntary Termination (Other Than for Cause) or Voluntary Termination of Employment. If the Executive's employment with the Bank is involuntarily terminated prior to the attainment of his Normal Retirement Age, for any reason other than for Cause, the Executive's death, disability, or following a Change in Control (as defined), or the Executive voluntarily terminates his employment, the Executive (or his Beneficiary) shall be entitled to the Accrued Benefit relating to Executive at the time of the Executive's termination of employment. Such benefit shall commence at the Executive's Normal Retirement Age, shall be annuitized (using the Interest Factor) and be payable in monthly installments throughout the Payout Period. In the event the Executive dies prior to commencement or completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period. Notwithstanding anything to the contrary herein, the Administrator may determine to pay the Executive's Accrued Benefit to the Executive in a lump sum within sixty (60) days of his termination.

3.4   Termination  of  Service  Related to a Change in  Control.  If a Change in
      Control occurs, and thereafter the Executive's employment is terminated (either voluntarily or involuntarily), the Executive shall be entitled to the Supplemental Retirement Benefit as if the Executive had remained employed by the Bank (or its successor) until attainment of his Normal Retirement Age. Such benefit shall commence within thirty (30) days of such termination and shall be payable in monthly installments throughout the Payout Period. In the event that the Executive dies at any time after termination of employment, but prior to commencement or completion of all such payments due and owing hereunder, the Bank, or its successor, shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.5 Termination for Cause. If the Executive is terminated for Cause, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void as to such Executive.

3.6 Disability Benefit. Notwithstanding any other provision hereof, if requested by the Executive and approved by the Board (which approval shall not be unreasonably withheld), the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive, because of ill health, accident, disability or general inability due to age. If the Executive's service is terminated pursuant to this paragraph and Board approval is obtained, the Executive may elect to receive the Disability Benefit in lieu of any other benefit available under Section III, which is not available prior to the Executive's Benefit Eligibility Date. The Disability Benefit shall be paid within thirty (30) days following the above-mentioned disability determination. At the Executive's request, and upon Board approval, the Disability Benefit may be paid in a lump sum. In the event the Executive dies at any time after termination of employment due to disability but prior to payment of the Disability Benefits, the Bank shall pay the Survivor's Benefit to the Executive's Beneficiary. The determination regarding payment of a Disability Benefit or payment of the Disability Benefit in a lump sum is within the sole discretion of the Board.

                                   SECTION IV
                             BENEFICIARY DESIGNATION

      The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                    SECTION V
                          EXECUTIVE'S RIGHT TO ASSETS:
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

      At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or asset of the Bank. The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                   SECTION VI
                                 ACT PROVISIONS

6.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

6.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within thirty
      (30) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

      If claimants desire a second review, they shall notify the Administrator in writing within thirty (30) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty (30) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

      If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION VII
                                  MISCELLANEOUS

7.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement.

7.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of New York, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

7.3 Severability and Interpretation of Provisions. In the event that any of the provisions of this Plan or portion hereof, are held to be inoperative or invalid by any court of competent jurisdiction, or in the event that any legislation adopted by any governmental body having jurisdiction over the Bank would be retroactively applied to invalidate this plan or any provision hereof or cause the benefits hereunder to be taxable, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby. In the event that the intent of any provision shall need to be construed in a manner to avoid taxability, such construction shall be made by the plan administrator in a manner that would manifest to the maximum extent possible the original meaning of such provisions.

7.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

7.5 Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Bank within three years after the date upon which any payment of any benefits may first be made, the Bank shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of three (3) years. Upon expiration of the three (3) year period, the Bank may discharge its obligation by payment to the Executive's Beneficiary. If the location of the Executive's Beneficiary is not made known to the Bank by the end of an additional two (2) month period following expiration of the three (3) year period, the Bank may discharge its obligation by payment to the Executive's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of any benefits provided for such Executive and/or Beneficiary under this Agreement.

7.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank or the Holding Company, or as a member of the Board of the Bank or Holding Company shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

7.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

7.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

7.9 Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable and this Agreement shall become null and void if the

      Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Joinder Agreement.

7.10 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

7.11 Tax Withholding. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

7.12 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                  SECTION VIII
                              AMENDMENT/REVOCATION

      This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   SECTION IX
                                    EXECUTION

9.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

9.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

                     [Remainder of Page Intentionally Blank]

      IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Agreement to be executed on this 1st day of April 2004.

ATTEST:                                     SOUND FEDERAL SAVINGS

/s/ Anthony J. Fabiano                      By:  /s/ Bruno J. Gioffre
----------------------                           --------------------
Secretary                                   Title:  Chairman

ATTEST:                                     SOUND FEDERAL BANCORP, INC.

/s/ Anthony J. Fabiano                      By:  /s/ Bruno J. Gioffre
----------------------                           --------------------
Secretary                                   Title:  Chairman

        NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT JOINDER AGREEMENT

      I, Richard P. McStravick, and SOUND FEDERAL SAVINGS hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Non-qualified Supplemental Executive Retirement Agreement ("Agreement") established as of January 1, 2004, by SOUND FEDERAL SAVINGS, as such Agreement may now exist or hereafter be modified, and do further agree to the terms and conditions thereof.

      I understand that I must execute this Non-qualified Supplemental Executive Retirement Joinder Agreement ("Joinder Agreement") as well as notify the Administrator of such execution in order to participate in the Agreement.

      I  understand  that  if I  retire  on or  after  attainment  of my  Normal
Retirement Age of 65, I shall be entitled to the Supplemental Retirement Benefit, calculated in accordance with Subsections 1.22 and 3.1, and subject to all relevant provisions of the Agreement. My Supplemental Retirement Benefit payable at my Normal Retirement Age is presently projected to be $76,400, provided, however, my actual Supplemental Retirement Benefit at my Normal Retirement Age may be a greater or smaller amount.

      I understand that my annual Survivor's Benefit shall be equal to my Supplemental Retirement Benefit, as calculated in accordance with Subsections
1.22 and 3.1 on the day immediately prior to my death, and subject to Subsection
3.2 and all relevant provisions of the Agreement.

      I further understand that I am entitled to review or obtain a copy of the Agreement, at any time, and may do so by contacting the Bank.

      This Joinder Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

      Dated this 1st day of April, 2004.

/s/ Richard P. McStravick
--------------------------------
Richard P. McStravick

/s/ Anthony J. Fabiano
--------------------------------
(Bank's duly authorized Officer)